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                                              Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-49820

                    SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
                          MARCH 29, 2001 (TO PROSPECTUS
                            DATED DECEMBER 29, 2000)

                                  $379,302,395
                                  (APPROXIMATE)

                           DLJ MORTGAGE CAPITAL, INC.
                                     Seller



                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                        GREENPOINT MORTGAGE FUNDING, INC.
                              Sellers and Servicers



                           MIDWEST LOAN SERVICES, INC.
                              CALMCO SERVICING L.P.
                                    Servicers



                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    Depositor



          CSFB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-9

                                 --------------

         This Supplement revises the Prospectus Supplement dated March 29, 2001 to the Prospectus dated December 29, 2000 with respect to the above captioned series of certificates.

         Notwithstanding the thirtieth line under the third column entitled "Initial Rating (S&P/Fitch/Moody's)" on page S-6 of the Prospectus Supplement, the Class B-4 Certificates are rated "BB" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and by Fitch, Inc. Moody's Investors Service, Inc. was not asked to rate the Class B-4 Certificates.

                           Credit Suisse First Boston
                                   Underwriter

                 The date of this Supplement is March 30, 2001.